On this day came Plaintiffs, JAMES CAPITAL ENERGY, LLC and VICTORY ENERGY CORPORATION, and moved for default judgment against Defendants, JIM DIAL, 1ST TEXAS NATURAL GAS COMPANY, INC., UNIVERSAL ENERGY RESOURCES, INC., GRIFCO INTERNATIONAL, INC. and PRECISION DRILLING & EXPLORATION, INC. who failed to file answers in this case.  Plaintiffs appeared through  their  attorneys  of  record and Defendants did not appear.  The Court has already entered two Interlocutory Judgments by Default on April 20, 2010  and September  7,  2010  respectively.   The  Court, after  hearing  the  evidence  and  arguments  of  counsel  is  of  the  opinion  that  Plaintiffs,  James  Capital  Energy,  LLC  and Victory Energy Corporation are entitled to recover from the Defendants, Jim

Final Judgment	Page 1

Dial, 1st Texas Natural Company, Inc., Universal Energy Resources, Inc, Grifco International, Inc., and Precision Drilling & Exploration, Inc.

Proof of Service - Defendant Jim Dial

The  Court  finds  that  Defendant,  Jim  Dial  was  served  by  substituted  service  with citation and a copy of Plaintiffs' First Amended Original Petition, Application for Injunctive Relief, Request for Disclosure and TRCP 193.7  Notice  on July 19, 2010, pursuant to order of this  Court signed  July 2, 2010, and that the citation and proof of  service  have  been  on  file for  more  than  ten  (10)  days  before this judgment  was  signed.  The Court finds that Defendant, Jim Dial did not file an answer or any other pleading constituting an answer.

Proof of Service -1st Texas Natural Gas Company, Inc.

The  Court finds that Defendant,  1st  Texas  Natural  Gas  Company,  Inc., was served by substituted service with citation and a  copy of  Plaintiffs'  First  Amended  Original Petition, Application for  Injunctive  Relief, Request for Disclosure and TRCP 193.7  Notice on  July 19,2010, pursuant to order of this Court signed  July  2, 2010, and  that the citation and proof of service  have  been on  file for  more  than  ten  (10)  days before this judgment was signed.   The  Court  finds  that Defendant,  1st  Texas  Natural  Gas  Company,  Inc., did not file  an  answer  or  any other  pleading  constituting  an answer.

Final Judgment	Page 2

Proof of Service – Universal Energy Resources, Inc.

The   Court  finds  that  Defendant,   Universal   Energy   Resources,  was  served  with  citation  and  a  copy  of  Plaintiffs'  First  Amended  Original  Petition,  Application  for Injunctive Relief, Request for Disclosure and TRCP 193.7 Notice on February 10, 2010, and  that  the  citation  and  proof  of  service have been  on  file  for  more  than ten (10) days before this judgment was signed.  The Court finds that Defendant, Universal Energy Resources, Inc. did not file an answer or any other pleading constituting an answer.

Proof of Service - Grifco International, Inc.

The Court finds that Defendant,  Grifco  International,  Inc., was served  by substituted service with  citation  and  a copy of  Plaintiffs'  First  Amended  Original Petition, Application for Injunctive Relief, Request  for  Disclosure  and  TRCP  193.7 Notice on  July  19,  2010,  pursuant  to  order of this Court signed  July  2,2010,  and that the  citation  and  proof of service have been on file  for  more than ten  (10)  days  before this judgment was  signed.   The Court  finds  that  Defendant,  Grifco  International,  Inc. did not file an answer or any other pleading constituting an answer.

Proof of Service - Precision Drilling & Exploration, Inc.

The  Court  finds  that  Defendant,  Precision Drilling  &  Exploration,  Inc. was served  by  substituted  service  with citation and a copy of  Plaintiffs' First Amended Original Petition, Application for Injunctive Relief, Request for  Disclosure and  TRCP 193.7 Notice on  July  19, 2010, pursuant to order of this Court signed July 2, 2010,  and

Final Judgment	Page 3

that the citation and proof of service have been on file for more than ten (10) days before judgment  was  signed.   The Court  finds  that  Defendant,  Precision  Drilling & Exploration, Inc did not file an answer or any other pleading constituting an answer.

Plaintiffs' Damages - Un-liquidated

The  Court  finds  that  the  amount  of  damages claimed  by  Plaintiffs,  James Capital Energy, LLC  and  Victory  Energy  Corporation  are  un-liquidated  and the necessity for a hearing for evidence existed.

Considered Testimony - Default Judgment Should be Granted

The  Court,  after  considering  the  testimony of  Robert  J.  Miranda,  individually and  in  his  capacity  as  President  CEO  of  Victory  Energy  Corporation,  and  on behalf of James Capital Energy, LLC, and  further  considering the testimony  of  David  R  McCall, Plaintiffs'  counsel,  as  to  the  necessity  and  reasonableness  of  the  requested  recovery of attorneys' fees, finds that a default judgment should be GRANTED for Plaintiffs against Defendants, Jim Dial, 1st Texas Natural Gas Company, Inc, Universal Energy Resources, Inc, Grifco International, Inc. and Precision Drilling & Exploration, Inc.

Judgment - Plaintiffs (Un-Liquidated)

The Court further finds that Plaintiffs, James Capital Energy, LLC and Victory Energy Corporation have and recover judgment against Defendants, Jim Dial, 1st Texas Natural Gas Company, Inc, Universal Energy Resources, Inc., Grifco International, Inc.,

Final Judgment	Page 4

and Precision Drilling & Exploration, Inc., jointly and severally, in the amount of $5,611,225.00,  together  with  prejudgment  interest  at  the  rate  of  5.00%  per  annum, from January 19, 2010 to  the  date preceding this judgment in the  amount  of  $225,218; said judgment  bearing  post-judgment  interest  at  the  rate  of  5.00% per annum from the date this judgment is signed until paid.

Judgment – Punitive Damages – Jim Dial (Un-Liquidated)

The Court further finds that Plaintiffs, James Capital Energy, LLC and Victory Energy Corporation have and recover judgment against Defendant Jim Dial in the amount of $2,244,490,00 for his actions in knowingly and intentionally perpetuating a fraud on Plaintiffs, and for fraudulently inducing Plaintiffs into the payment of a significant amount of money which caused them unreasonable and substantial harm.

Judgment - Punitive Damages - 1st Texas Natural Gas Company, Inc (Un-Liquidated)

The Court further finds that Plaintiffs, James Capital Energy, LLC and Victory Energy  Corporation  have  and  recover  judgment  against Defendant, 1st Texas Natural Gas Company, Inc. in the amount of $2,244,490,00 for its actions in knowingly and intentionally  perpetuating  a  fraud  on   Plaintiffs,  and  for  fraudulently  inducing  Plaintiffs into the payment of a significant amount of money which caused them unreasonable and substantial harm.

Final Judgment	Page 5

Judgment – Punitive Damages – Universal Energy Resources, Inc. (Un-Liquidated)

The Court further finds that Plaintiffs, James Capital Energy, LLC and Victory Energy  Corporation   have   and    recover   judgment   against  Defendant  Universal  Energy  Resources, Inc. in  the  amount  of  $2,244,490.00  for  its  actions  in  knowingly and  intentionally  perpetuating  a  fraud  on Plaintiffs, and for fraudulently inducing Plaintiffs into the payment of a significant amount of money which caused them unreasonable and substantial harm.

Judgment - Punitive Damages - Grifco International, Inc. (Un-Liquidated)

The Court further finds that Plaintiffs, James Capital Energy, LLC and Victory Energy  Corporation  have  and   recover  judgment  against  Defendant  Grifco  International, Inc. in the amount of $2,244,490.00 for its actions in knowingly and intentionally  perpetuating  a  fraud  on   Plaintiffs,  and  for  fraudulently  inducing  Plaintiffs into the payment of a significant amount of money which caused them unreasonable and substantial harm.

Judgment - Punitive Damages - Precision Drilling & Exploration, Inc. (Un-Liquidated)

The Court further finds that Plaintiffs, James Capital Energy, LLC and Victory Energy Corporation  have   and  recover   judgment   against   Defendant  Precision  Drilling & Exploration, Inc. in the amount of $2,244,490.00 for  its actions in  knowingly and intentionally perpetuating a fraud on Plaintiffs, and for fraudulently

Final Judgment	Page 6

inducing Plaintiffs into the payment of a significant amount of money which caused them unreasonable and substantial harm.

Judgment - Breach of Contract - Jim Dial, 1st Texas Natural Gas Company, Inc. and Universal Energy Resources, Inc.

The  Court  further  finds  that  Defendants  Jim Dial, 1st Texas Natural Gas Company, Inc. breached the express and implied contractual obligations to operate the Adams-Baggett  Ranch  in  a good and workmanlike manner as a reasonably prudent operator should, to maintain and furnish Plaintiffs with accurate records and accountings, operations, and conditions regarding the Adams-Baggett Ranch, and to operate the properties in a manner that would not adversely affect Plaintiffs.

Judgment - Breach of Fiduciary Duty - Tim Dial, 1st Texas Natural Gas Company, Inc. and Universal Energy Resources, Inc.

The   Court  further  finds  that  Defendants Jim Dial, 1st Texas Natural Gas Company, Inc., and  Universal  Energy  Resources,  Inc. owed  a  fiduciary  duty  to Plaintiffs James Capital Energy, LLC and Victory Energy Corporation and that they breached  this  duty  by  wrongfully  withholding  and  misappropriating  proceeds   otherwise  payable  to Plaintiffs,  and  when  they  profited  at  Plaintiffs  expense by handling  monies  and  properties  in  a  manner  inconsistent  with  the  agreements  under  which the properties were held.

Judgment - Constructive Trust

The   Court   further   finds  that  a  constructive  trust  is  imposed  over  all  the  funds and properties of Defendants, Jim Dial, 1st Texas Natural Gas Company, Inc.,

Final Judgment	Page 7

Universal Energy Resources, Inc, Grifco International, Inc.,  and Precision Drilling & Exploration, Inc., owed to Plaintiffs or acquired by Defendants using Plaintiffs' funds.

Judgment - Violation of the Texas Oil and Gas Proceeds Payment Act - Jim Dial, 1st Texas Natural Gas Company, Inc., and Universal Energy Resources, Inc.

The  Court  further  finds  that  Defendants  Jim Dial, 1st Texas Natural Gas Company, Inc., and Universal Energy Resources, Inc. violated the Texas Oil and Gas Proceeds Payment Act when they failed to pay Plaintiffs James Capital Energy, LLC and Victory  Energy  Corporation  any  of  the  cash  proceeds  received  from the sale of Plaintiffs' gas.

Judgment - Declaratory Judgment

The Court further finds that Plaintiffs, James Capital Energy, LLC and Victory Energy Corporation  have  the  right  to  take  over  control  and  operation  of their properties  at  any  time  under  the  Adams-Baggett  Ranch  agreements  and  that Defendants are wrongfully in possession of same.

Attorneys' Fees - Plaintiffs (Un-Liquidated)

The Court further finds that Plaintiffs, James Capital Energy, LLC and Victory Energy Corporation have and recover judgment against Defendants, Jim Dial, 1st y International, Inc., and Precision Drilling & Exploration, Inc., jointly and severally, for reasonable and necessary attorneys' fees incurred in the trial court in the amount of $125,094.08.    In the event that Defendants, Jim Dial, 1st Texas Natural Gas

Final Judgment	Page 8

Company, Inc.,  Universal Energy Resources, Inc., Grifco International, Inc., and/or Precision  Drilling  &  Exploration,  Inc.,  appeals  to  the  Court  of   Appeals  and  the appeal is unsuccessful, Plaintiffs, James Capital Energy, LLC and Victory Energy Corporation  will  be  further  entitled  to  an  additional  $50,000.00  as  reasonable attorneys'  fees;   in  the event  that  Defendants  Jim  Dial,  1st  Texas  Natural Gas Company, Inc., Universal Energy Resources, Inc., Grifco International,  Inc., and/or Precision  Drilling  &  Exploration, Inc., files  a  petition  for  review  to  the  Texas  Supreme  Court  and  the  petition  for  review  is  denied,  Plaintiffs,  James  Capital  Energy,  LLC   and  Victory   Energy  Corporation  will  be further  entitled  to  an  additional  $25,000.00  as  reasonable  attorneys'  fees;  in the event the Texas Supreme Court grants the petition  for  review filed  by  Defendants  Jim  Dial,  1st  Texas  Natural Gas  Company,  Inc., Universal  Energy  Resources,  Inc.,  Grifco  International,  Inc.,  and/or Precision Drilling & Exploration, Inc., and the appeal is unsuccessful, Plaintiffs, James  Capital  Energy, LLC and Victory Energy Corporation will be entitled to an additional    $50,000.00   as    reasonable    attorneys'   fees;   said   judgment   bearing    post-judgment  interest  at  the rate of  5.00%  per annum  from the date this judgment is signed until paid.

Costs of Court - Plaintiffs

The Court further finds that Plaintiffs, James Capital Energy, LLC and Victory Energy  Corporation,  be  awarded   all  costs  of   Court  incurred,  which  costs  are  assessed both jointly and severally against Defendants, Jim Dial, 1st Texas Natural

Final Judgment	Page 9

Gas Company, Inc., Universal Energy Resources, Inc., Grifco International, Inc., and Precision Drilling & Exploration, Inc.

Enforceable

The  Court further  finds that all writs and processes for the enforcement and collection of this judgment may issue as necessary.

Final Judgment	Page 10